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                                                                   EXHIBIT 99.16
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INVESTMENT PERFORMANCE -- EATON VANCE INCOME FUND OF BOSTON

The table below indicates the total return (capital changes plus reinvestment of all distributions) on a hypothetical investment of
$1,000 in the Fund covering the 1, 5, and 10 year periods ended September 30, 1995.

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                                         VALUE OF A $1,000 INVESTMENT

                                VALUE OF       VALUE OF            TOTAL RETURN              TOTAL RETURN
INVESTMENT        INVESTMENT    INITIAL        INVESTMENT     EXCLUDING SALES CHARGE    INCLUDING SALES CHARGE
PERIOD            DATE          INVESTMENT*    ON 09/30/95    CUMULATIVE  ANNUALIZED    CUMULATIVE  ANNUALIZED

10 YEARS ENDED
09/30/95          09/30/85      $962.74        $2,775.79      188.32%     11.16%        177.58%     10.74%

5 YEARS ENDED
09/30/95          09/30/90      $962.29        $2,006.76      108.54%     15.80%        100.68%     14.92%

1 YEAR ENDED
09/30/95          09/30/94      $962.24        $1,070.47      11.25%      11.25%        7.05%       7.05%

Average annual total return is calculated using the following formula:

                                    n
                              P(1+T)  =  ERV

            where        P         =  an initial investment of $1,000 **
                         T         =  average annual total return
                         n         =  number of years
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period


Cumulative total return is calculated using the following formula:

                               T = ( ERV / P ) - 1

            where        T         =  cumulative total return including the maximum sales charge
                         ERV       =  ending redeemable value of $1,000 initial investment at the end of the period
                         P         =  an initial investment of $1,000 ***


  * Initial investment less the current maximum sales charge of 3.75%.

 ** The average annual total return including the sales charge is calculated based on an initial investment of $1,000 less the maximum initial sales charge of 3.75%.

*** The cumulative total return including the sales charge is calculated based on an initial investment of $1,000 less maximum initial sales charge of 3.75%.




CALCULATION OF DISTRIBUTION RATE AND EFFECTIVE DISTRIBUTION RATE


The distribution rate as of 09/30/95 was 10.09% and was calculated by annualizing the most recent dividend distribution ($0.068219190) and dividing the result by the current maximum offering price ($8.23).


The effective distribution rate as of 09/30/95 was 10.57% and was calculated by dividing the distribtion rate by the compounding period (365/30), and then compounding the result by adding 1, raising the sum to a power equal to the compounding period, and subtracting 1 from the result according to the following formula:


                                                                                        (365/30)
                             EFFECTIVE DISTRIBUTION RATE = [(DISTRIBUTION RATE/(365/30))+1]   -  1
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               EATON VANCE INCOME FUND OF BOSTON
                     CALCULATION OF YIELD



                     For the 30 days ended 9/30/95:

                            Interest Income Earned:    $1,005,641
Plus
                                                         --------
Equal                                 Gross Income:    $1,005,641

Minus                                     Expenses:       $90,753
                                                         --------
Equal                        Net Investment Income:      $914,888

Divided by           Average daily number of shares
                     outstanding that were entitled
                              to receive dividends:    13,264,341

Equal       Net Investment Income Earned Per Share:       $0.0690

          Maximum Offering Price Per Share 9/30/95:       $8.23

                                    30 Day Yield**:        10.27%



**  Yield is calculated on a bond equivalent rate as follows:
                         6
    2[(($0.0690/$8.23)+1) -1]